Exhibit 10.2

Tianjin Port International Car Exhibition Centre

Showroom Lease

Party A (“Lessor”): Tianjin Port International Car Exhibition Centre

Party B (“Lessee”): Tianjin Shisheng Investment Group Ltd.

Upon friendly negotiation, the Lessor and Lessee made the following agreements according to <Chinese Contract Law>, <Chinese Property Management Regulation> and <Tianjing Leasing Management Regulation>:

1 Place and Area

The Lessor rents estate property located at B Hall. Tianjin Port International Car Exhibition Center, with a total area of 2191.79 square meters to the Lessee.

2. Price

Rental per day is RMB 2.5 /per square meter/per day, whole year rental is RMB 2,000,000 and RMB 1,000,000 for half year.

3 Lease Term

The Lease term lasts for Five years from January 1, 2007 to December 31, 2011

4. Payment

(1)  The lease contract shall be executed before January 31, 2007, upon the execution, Party A will provide 50% of the whole year rental financing to Party B and Party B shall pay whole year’s rental in full to Party A within 5 days of execution

(2) The first year’s rental shall be paid at the contract execution, the following rentals shall be paid before December 20th each year.

(3) Party B shall pay RMB 10,000 deposit to Party A within 3 days of execution.

(4)  This deposit will be kept by Party A to ensure Party B’s performance of obligation, if Party B breached or terminated contract within the contract term, the deposit will be reimbursed to Party A as compensation and Party B shall cover the insufficient amount. If the deduction of the deposit occurs, Party B shall fill the deposit to make it RMB 10,000. If Party B performs all its obligation during the contract term, when the contract expires, Party A shall reimburse the deposit to Party B within 15 days of expiration. (No interest will be calculated)

5. Party B shall obey Party’s decoration requirements restrictedly, the decoration plan shall be delivered to Party A and get written approval prior to the construction, Party B couldn’t change the decoration plan during the construction or will be treated as breach of contract.

6. Usage of showroom

(1) Party B shall use the showroom only for car exhibition and car trading purpose, Party B shall not change the usage of the showroom, shall not sub-lease, transfer lease, lend the showroom to any other parties, the name and sign on the showroom shall be consistent with this contract.

(2) During the leasing term, Party B shall obey related rules restrictedly. Party B shall not bring into, use, or store any dangerous articles, shall not smoke in the showroom.

7. During the leasing term, if Party A renovates or has the short-term exhibition in the place, Party B shall coordinate and move out temporarily, the loss caused due to Party B’s refuse or move or coordinate shall be covered by Party B. Rental is exempted during renovation or short-term exhibition.

8.  Party A ensures Party B’s goods and stuffs move in and out of the showroom during the office hours, the goods and stuffs need to qualify

(1)  The wax on all cars exhibit in showroom shall be polished, the package shall be removed and the car shall be in clean condition.

(2)  Car exhibit in the showroom cannot be moved without Party A’s permission

(3)  Party B needs to provide required documents when move in or out cars

(4)  The unpack, check and decorate of cars shall only be performed in the designated areas

9.  Termination, extension and dissolution of contract

(1) The contract will be terminated automatically and none of the party needs to compensate

A. Leasing term expires and Party B has no intension for extension

B. Party A or B claimed bankruptcy, dissolution or demission

C. Force Majeure

D. Under termination condition Party A and B both agreed in advanced

(2) If both parties have intension to extend the leasing term, the procedures shall be done within 30 days prior to the expiration date

(3)  Both parties agree to terminate the contract

(4)  Party A has right to terminate the contract unilateral

A. Party B does not meet Tariff-free zone management regulations or real property management regulations

B. Party B cannot make the payment on time

C. Party B cannot use the showroom as agreed purpose for continuously two months during the leasing period

D. Party B breached the contract and cause Party A damages or losses

(5) If Party B terminates the contract before the expiration without Party A’s approval, the deposit will be withdrew and Party B shall be responsible for all the losses caused to Party A.

10.  Breach obligation

(1) The breaching party shall be fully responsible for the breach of contract

(2) The breaching party shall reimburse the other party 2% of total contract value as breaching compensation.

(3) Under force majure, it shall notice the other party in written within 5 days of occurrence and work actively with the other party to decrease the losses

11.  Both parties shall try to resolve any disputes based on friendly negotiations before appealing to local jurisdiction under where the real estate is governed.

12.  Any supplementary agreements on the resolved matters of this Contract will be the attachments hereof and has the same effectiveness of this Contract

13.  The contract is in triplicate, Party A and B holds one copy each and the third contract to be surrendered to Real Estate Bureau.

Party A (“Lessor”): Tianjin Port International Car Exhibition Centre
(Seal)
Party B (“Lessee”): Tianjin Shisheng Investment Group Ltd.
(Seal)

January 10, 2007